Exhibit 14

POWER OF ATTORNEY

I, Miles Mei, the undersigned Treasurer of Fidelity Investments Life Insurance Company ("Fidelity"), hereby constitute and appoint David J. Pearlman, my true and lawful attorney-in-fact, with full power of substitution, to sign for me and in my name in the appropriate capacities, (i) the initial Registration Statement (File No. 333-123884) of Fidelity, all Pre-Effective Amendments to such Registration Statement, any and all subsequent Post-Effective Amendments to said Registration Statements, and any supplements or other instruments in connection therewith, and generally to do all such things in my name and behalf in connection therewith as said attorney-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof and (ii) all initial Registration Statements of the Companies, all Pre-Effective Amendments to any Registration Statements, any and all subsequent Post-Effective Amendments to said Registration Statements, and any supplements or other instruments in connection therewith , and generally to do all such things in my name and behalf in connection therewith as said attorney-in-fact deem necessary or appropriate, to comply with the provisions of the Securities Act of 1933 and Investment Company Act of 1940, and all related requirements of the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitutes may do or cause to be done by virtue hereof.

/s/ Miles Mei

Miles Mei April 25, 2008